Consent of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of

Smith Barney Investment Funds Inc.:

We consent to the incorporation by reference, in this registration statement, of our reports dated June 24, 2005, on the statements of assets and liabilities, including the schedules of investments, of Smith Barney Multiple Discipline Funds All Cap and International Fund, Smith Barney Multiple Discipline Funds All Cap Growth and Value Fund, Smith Barney Multiple Discipline Funds Balanced All Cap Growth and Value Fund, Smith Barney Multiple Discipline Funds Global All Cap Growth and Value Fund, and Smith Barney Multiple Discipline Funds Large Cap Growth and Value Fund (“Funds”) of Smith Barney Investment Funds Inc. as of April 30, 2005, and the related statements of operations for the year then ended unless otherwise described below, the statements of changes in net assets for each of the years in the two-year period then ended unless otherwise described below and the financial highlights for each of the periods as described below. These financial statements and financial highlights and our reports thereon are included in the Annual Reports of the Funds as filed on Form N-CSR.

We also consent to the references to our firm under the heading “Financial highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

Portfolios

Smith Barney Multiple Discipline Funds All Cap and International Fund

Statement of Operations	For the period from April 5, 2005 (commencement of operations) to April 30, 2005.

Statement of Changes in Net Assets	For the period from April 5, 2005 (commencement of operations) to April 30, 2005.

Financial Highlights	For the period from April 5, 2005 (commencement of operations) to April 30, 2005.

Smith Barney Multiple Discipline Funds All Cap Growth and Value Fund

Financial Highlights	Four-year period ended April 30, 2005 and for the period from June 30, 2000 (commencement of operations) to April 30, 2001.

Smith Barney Multiple Discipline Funds Balanced All Cap Growth and Value Fund

Statement of Operations	For the period from July 16, 2004 (commencement of operations) to April 30, 2005.

Statement of Changes in Net Assets	For the period from July 16, 2004 (commencement of operations) to April 30, 2005.

Financial Highlights	For the period from July 16, 2004 (commencement of operations) to April 30, 2005.

Smith Barney Global All Cap Growth and Value Fund

Financial Highlights	Four-year period ended April 30, 2005 and for the period from June 30, 2000 (commencement of operations) to April 30, 2001.

Smith Barney Large Cap Growth and Value Fund

Financial Highlights	Five-year period ended April 30, 2005.

KPMG LLP

New York, New York

August 24, 2005

Consent of Independent Registered Public Accounting Firm

The Shareholders and Board of Directors of

Smith Barney Investment Funds Inc.:

We consent to the incorporation by reference, in this registration statement, of our report dated June 24, 2005, on the statement of assets and liabilities, including the schedule of investments, of Smith Barney Hansberger Global Value Fund (“Fund”) of Smith Barney Investment Funds Inc. as of April 30, 2005, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended. These financial statements and financial highlights and our report thereon are included in the Annual Report of the Fund as filed on Form N-CSR.

We also consent to the references to our firm under the headings “Financial highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

KPMG LLP

New York, New York

August 24, 2005